CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 29, 1996 appearing on page F3 of Network Imaging Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Falls Church, Virginia
March 17, 1998